Exhibit 99.1

ERBA DIAGNOSTICS, INC. PROVIDES

AN UPDATE REGARDING VARIOUS MATTERS AND INITIATIVES

MIAMI LAKES, FL, November 30, 2015 – ERBA Diagnostics, Inc. (NYSE MKT: ERB) (the “Company”), a fully integrated in vitro diagnostics company, has provided an update regarding various matters and initiatives.

As the Company had reported a little over a week ago, the Company intends to restate its financial statements for each of the years ended December 31, 2014 and 2013 and for each of the interim periods ended March 31, 2015 and June 30, 2015.  The Company is working diligently to complete its review of matters relating to such periods and, as soon as practicable thereafter, intends to file amended reports with the Securities and Exchange Commission containing restated financial statements related to such periods.

Suresh Vazirani, Executive Chairman of the Board of Directors of the Company, and Chief Executive Officer and Managing Director of ERBA Diagnostics Mannheim GmbH, said, “ERBA Diagnostics Mannheim GmbH, which is the Company’s majority stockholder, intends to continue to support the Company’s recently expanded management team in their endeavor to grow and enhance stockholder value.  In an effort to enable the Company’s management team to do so, ERBA Diagnostics Mannheim GmbH intends to infuse $3.5 million into the Company in the coming weeks.  This capital infusion will be made pursuant to the final tranche of the previously reported Stock Purchase Agreement, which was entered into in April 2011 between the Company and ERBA Diagnostics Mannheim GmbH.”

ERBA Diagnostics Mannheim GmbH owns approximately 36.0 million, or 81.6%, of the approximately 44.1 million currently-issued and outstanding shares of the Company’s common stock. After giving effect to this capital infusion, ERBA Diagnostics Mannheim GmbH will own approximately 40.6 million, or 83.3%, of the approximately 48.7 million then-issued and outstanding shares of the Company’s common stock.

Mohan Gopalkrishnan, Chief Executive Officer of the Company, said “The Company intends to utilize this capital infusion in its efforts to further enhance its manufacturing and market expansion through its sales and marketing efforts.  The Company has significantly strengthened its finance, operations and sales and marketing teams during 2015 in an effort to support its growth objectives.”

Mr. Mohan further stated, “The Company is continuing to focus its efforts on launching products from the ERBA Diagnostics Mannheim GmbH group of companies into the U.S. market.  The Company is also in the process of submitting an application for 510(k) clearance by the U.S. Food and Drug Administration for the urine analyzer from ERBA Lachema, the ERBA Diagnostics Mannheim GmbH group company located in the Czech Republic.  The Company recently displayed the new ELISA processor and reader – LISA XL – at Medica in Dusseldorf, Germany, earlier this month. The LISA XL is a 6-plate fully-automated ELISA processor and reader for infectious disease and autoimmune disease diagnostics and is expected to be launched in the U.S. market in 2016.

The Company is also continuing to explore potential acquisition opportunities in an effort to expand its markets and product portfolio as well as upgraded technology offerings. These future acquisitions are expected to be financed from the proceeds of the exercise by ERBA Diagnostics Mannheim GmbH of the previously reported Warrants, which were issued by the Company in April 2011, and from the net proceeds of the eventual sale of the Company’s former headquarters and manufacturing facility in the Wynwood area of Miami, Florida.”

About ERBA Diagnostics, Inc.

ERBA Diagnostics, Inc. (NYSE MKT:  ERB), is a fully integrated in vitro diagnostics company, offering a comprehensive suite of clinical testing products throughout the U.S. and emerging markets.  The Company serves as a one-stop shop for the testing needs of the growing number of smaller hospitals, reference labs, and physician clinics.  ERBA Diagnostics’ line of proprietary and automated instruments, test kits, and reagents provide customers with autoimmune, infectious diseases, clinical chemistry, hematology, and diabetes testing.  www.erbadiagnostics.com

Cautionary Statement Concerning Forward Looking Statements

The Company has made forward-looking statements, which are subject to risks and uncertainties and which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, in this press release.  Forward-looking statements may be preceded by, followed by or otherwise include the words “may,” “will,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “could,” “would,” “should,” or similar expressions or statements that certain events or conditions may occur.  Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by these forward-looking statements.  These forward-looking statements are based largely on the Company’s expectations and the beliefs and assumptions of the Company’s management and on the information currently available to it and are subject to a number of risks and uncertainties, including, but not limited to, the risks and uncertainties that:  the Company’s review of the matters described above is on-going and the amounts at issue and the periods to which they relate have not been definitively determined; additional adjustments may be identified, the impact of which may be material; the Company’s review of the matters described above may take longer to complete than anticipated; the Company’s restated financial statements for the periods described above, which are to be included in the amended reports with the Securities and Exchange Commission as described above, may take longer to prepare than anticipated; the Company has received a non-compliance letter from the NYSE MKT regarding the Company’s failure to timely file its Quarterly Report on Form 10-Q for the interim period ended September 30, 2015; the Company may receive a non-compliance or delisting letter from the NYSE MKT regarding the Company’s announcement of non-reliance upon its financial statements for the periods described above or regarding the necessity to file amended reports with the Securities and Exchange Commission as described above; as a result of any of the foregoing or other reasons, the NYSE MKT may initiate delisting proceedings, which could result in the Company’s common stock being delisted by the NYSE MKT; the Company may not be able to consummate the capital infusion described above, which is to be made pursuant to the final tranche of the previously reported Stock Purchase Agreement with ERBA Diagnostics Mannheim GmbH, within the timeframe anticipated; even when or if the capital infusion described above is consummated, the Company may not be able to successfully grow and enhance stockholder value and the Company may not be able to further enhance its manufacturing and market expansion through its sales and marketing efforts; the Company may not be able to successfully launch products from the ERBA Diagnostics Mannheim GmbH group of companies into the U.S. market; the Company may not be able to obtain 510(k) clearance from the U.S. Food and Drug Administration for the urine analyzer from ERBA Lachema; the new ELISA processor and reader – LISA XL – may not be launched in the U.S. market within the timeframe anticipated; once launched, products from the ERBA Diagnostics Mannheim GmbH group of companies, as well as the LISA XL, may not be a source of revenue growth and earnings growth or otherwise positively impact the Company’s financial condition, operating results and cash flows; the Company may not be successful in identifying or consummating acquisitions or other strategic opportunities and any identified and consummated acquisition or other strategic opportunity may not be successfully integrated and may not result in synergies, operational efficiencies or other benefits anticipated and may not otherwise improve the Company’s financial condition, operating results or cash position and may not achieve an expansion in its markets and product portfolio or upgraded technology offerings; the Warrants may not be exercised, in whole or in part, by ERBA Diagnostics Mannheim GmbH within the timeframe the Company anticipates or at all; ERBA Diagnostics Mannheim GmbH has the sole discretion regarding its decision of whether or not, and if so when, to exercise the Warrants, in whole or in part, and such decision will be based upon considerations ERBA Diagnostics Mannheim GmbH deems to be appropriate, which may include, among other things, the future market price of the Company’s common stock, which is subject to volatility and a number of other factors, many of which may be beyond the Company’s control, and that, when deciding whether or not, and if so when, to exercise the Warrants, in whole or in part, ERBA Diagnostics Mannheim GmbH’s interests may conflict with the Company’s interests; the Company may not be able to sell its former headquarters and manufacturing facility in the Wynwood area of Miami, Florida, for the price it anticipates, within the timeframe it anticipates, or at all; and other risks and uncertainties that may cause results to differ materially from those set forth in the forward-looking statements.  See also the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2014, for further discussion of certain risks and uncertainties that could materially and adversely affect our business, operating results or financial condition.  Many of these factors are beyond the Company’s control.

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